                     FORM 8-K

             SECURITIES AND EXCHANGE

             COMMISSION WASHINGTON, DC 20549



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934




    Date of report (date of earliest event reported):




                   September 11, 1996




               COMMISSION FILE NO. 0-25842

              PACIFIC GAS TRANSMISSION COMPANY
 (Exact name of registrant as specified in its charter)

          California                       94-1512922
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

2100 SW River Parkway, Portland, OR             97201
(Address of principal executive offices)     (Zip code)


Registrant's telephone number,
including area code:                 (503)  833-4000
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Item 5. Other Events
        ------------

   On September 11, 1996, the Federal Energy Regulatory
Commission (FERC) approved, without modification, the proposed settlement of Pacific Gas Transmission Company's
(PGT) rate case, which was initially filed in February
1994. The settlement was supported or unopposed by most of PGT's shippers and by state regulatory authorities and was opposed by only a small number of shippers and by certain competitors. PGT will file tariff sheets on or before October 11, 1996 placing into effect the settlement rates, although the contesting parties may seek reconsideration of the FERC order.

     PGT is an interstate natural gas pipeline company and a wholly owned subsidiary of Pacific Gas and Electric
Company (PG&E). PGT's transportation system provides access to natural gas from producing fields in western
Canada and extends from the British Columbia-Idaho border to the OregonCalifornia border. PGT's transportation system also provides service to various delivery points in Idaho, Washington and Oregon.

     The settlement provides that all rates for transportation service on PGT's system will be based on the total, "rolled-in" cost of the PGT mainline facilities, including both the original system and two major expansions built in 1980 and 1993. One of the contested issues in the case was whether the 1993 expansion should continue to be priced separately, as it was under the terms of the temporary, initial rates FERC approved when it authorized the 1993 expansion. Those initial rates for the 1993 shippers were significantly higher than the rates paid by preexisting shippers. The settlement results in blended, or "rolled-in" rates for all shippers. To mitigate the rate impact on preexisting shippers, most of the pre-1993 firm shippers will receive a discount from the full rolled-in rate for a six year period, while the 1993 expansion firm shippers will pay a corresponding surcharge in addition to the rolled-in rate.

     Although the implementation of rolled-in rates by itself will not change PGT's total revenue requirement, the settlement provides for, among other things, a cost of service of $206 million, lower depreciation rates, and a return on equity of 12.2 percent. As a result of the settlement, approximately three percent of PGT's firm transportation service capacity will be turned back to PGT to be sold to other shippers.

     The overall effect of the settlement on current rates, including mitigation measures and agreed upon lower cost of service, will be to decrease PGT's current 100 percent load factor transportation rates for the full distance of the pipeline (from the Canadian-U.S. border to the OregonCalifornia border) from $.48 to $.33 per Decatherm (Dt) for the 1993 expansion shippers, and to increase the transportation rate for most of the pre-1993 expansion shippers from $.16 to either $.20 or $.24 per Dt depending upon the level of mitigation. The rolled-in rate for the full distance will be $.26 per Dt.

     PGT has recorded a reserve for revenues subject to refund and related interest of $33.2 million at August 31, 1996. PGT believes that the resolution of this rate case will not have a material impact on its financial position, liquidity or results of operations.

                         SIGNATURE

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            PACIFIC GAS TRANSMISSION COMPANY
                                             (Registrant)



September 27, 1996            By:       /S/ FRANK R. LINDH
                                        ------------------
                              Name:    Frank R. Lindh
                              Title:   General Counsel and Corporate Secretary